UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DIRTT ENVIRONMENTAL SOLUTIONS LTD IMPORTANT ANNUAL MEETING INFORMATION Vote by Internet • Go to www.envisionreports.com/DIRTT2024 • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Fold DIRTT Environmental Solutions Ltd. Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the DIRTT Environmental Solutions Ltd. Annual General and Special Meeting to be Held on May 9, 2024 We are using the U.S. “notice-and-access” system for delivery of the proxy materials relating to this year’s annual general and special meeting of shareholders. Under Securities and Exchange Commission rules, instead of receiving a paper copy of the proxy materials you are receiving this notice that the proxy materials for the annual general and special meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper or email copy. The items to be voted on and the location of the annual general and special meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/DIRTT2024

Fold Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view the proxy materials, you can also vote. Step 1: Go to www.envisionreports.com/DIRTT2024 to view the proxy materials. Step 2: Click on Cast Your Vote. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

You may also access our proxy materials in the investor center section of our website at www.dirtt.com/investors and under our issuer profile at www.sedarplus.ca or www.sec.gov. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of the proxy materials, you must request one. There is no charge to you for requesting a paper copy. Please make your request for a paper copy as instructed on the reverse side on or before April 25, 2024 to facilitate timely delivery. D G D Q 01Z6KB DIRTT Environmental Solutions Ltd. Meeting Notice The annual general and special meeting of shareholders of DIRTT Environmental Solutions Ltd. (the “Company”) will be held virtually at meetnow.global/MSRJWGU on May 9, 2024 at 10:00 AM (Mountain Time) Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FORthe following proposals: 1. Election of the following 8 directors to serve as directors until the close of the next annual meeting of shareholders: • Douglas Edwards • Aron English • Shaun Noll • Shalima Pannikode • Scott Robinson • Scott Ryan • Ken Sanders • Benjamin Urban 2. Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, at a remuneration to be fixed by the board of directors of the Company. 3. Approval of the Company’s Second Amended and Restated Long Term Incentive Plan to increase the aggregate number of the Company’s Common Share reserve for issuance thereunder. PLEASE NOTE –YOU CANNOT VOTE BY RETURNING THIS NOTICE. You must vote online or request a paper copy of the proxy materials to receive a proxy card. Your online vote or completed proxy card must be received by 10:00 AM (Mountain Time) on May 7, 2024. If you wish to attend and vote at the meeting virtually, please visit www.envisionreports.com/DIRTT2024 for virtual meeting registration details. If you wish to appoint a person to attend and vote at the meeting on your behalf, please follow the instructions online or on the proxy card to appoint such person. For additional information regarding attending the meeting, please consult the proxy materials or contact Investor Relations at ir@dirtt.com. Here’s how to order a paper or email copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current proxy materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. gInternet– Go to www.envisionreports.com/DIRTT2024. Click Cast Your Vote. Follow the instructions to log in and order a paper copy of the current proxy materials and submit your preference for email or paper delivery of future proxy materials. g Telephone – Call us free of charge at 1-866-962-0498 and follow the instructions to log in and order a paper copy of the proxy materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. gEmail– Send an email to investorvote@computershare.com with “Proxy Materials DIRTT Environmental Solutions Ltd.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current proxy materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received on or before April 25, 2024. 01Z6LF